Exhibit 99.2

For further information contact
John S. Weatherly, CFO 1-800-451-1294

FOR IMMEDIATE RELEASE

     Callon Petroleum Company Issues Guidance

     For Second Quarter, Full Year 2004

     Natchez, MS (May 10, 2004)—Callon Petroleum Company (NYSE: CPE/CPE.PrA) is issuing guidance for the second quarter and full year 2004. The guidance, found in the table below, is expressed in ranges for the detailed components.

Second Quarter and Full Year 2004
Guidance Estimates
(In thousands, except per production unit amounts)

	Guidance for	Guidance for
	2nd Quarter 2004	Full Year 2004
Estimated production volumes:
Natural gas (Bcf)	3.3 – 3.6	12.0 – 13.5
Crude oil (Mbo)	490 – 530	2,100 – 2,400
MMcfe/d	68 – 74	67 – 76
Hedges outstanding:
Natural Gas Volumes Hedged – Thousand mmBtu	1,600	5,500
Natural Gas Average Floor – Price per mmBtu	$5.00	$5.01
Natural Gas Average Ceiling – Price per mmBtu	$6.05	$6.19
Crude Oil Volumes Hedged – Thousands of Barrels	315	1,185
Crude Oil Average Floor – Price per Barrel	$30.08	$30.08
Crude Oil Average Ceiling – Price per Barrel	$31.65	$31.55
Lease operating expenses:
Cash	$6,000 - $6,600	$23,500 - $25,500
Non-cash	—	—

Total	$6,000 - $6,600	$23,500 - $25,500
General and administrative expenses:
Cash	$900 - $1,000	$3,500 - $3,800
Non-cash	300 - 350	1,400 - 1,500

Total	$1,200 - $1,350	$4,900 - $5,300
Interest expense:
Cash	$4,900 - $5,400	$20,000 - $21,500
Non-cash	400 - 450	1,700 - 1,800

Total	$5,300 - $5,850	$21,700 - $23,300
Medusa Spar LLC, net of tax	$300 - $350	$1,200 - $1,300
DD & A – Oil and gas properties	$12,700 - $14,000	$51,000 - $55,000
Accretion expense	$725 - $800	$3,000 - $3,200
Loss on Early Extinguishment of Debt	$0	$2,472
Early Retirement of two executive officers	$0	$2,624
Accrual income tax rate	0%	0%
Cash income tax rate	0%	0%

     Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

     The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those in our Annual Report for the year ended December 31, 2003 on Form 10-K.

     The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transactions and may engage in one or more of these types of transactions without prior notice.

#